Exhibit 13.1

Certification Pursuant to 18 U.S.C Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Intec Pharma Ltd. on Form 20-F for the year ended December 31, 2016 (the “Report”), each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Intec Pharma Ltd.

A signed original of this written statement required by Section 906 has been provided to Intec Pharma Ltd. and will be retained by Intec Pharma Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

April 7, 2017

By:	/s/ Zeev Weiss
Zeev Weiss
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer
(Principal Financial Officer)